Exhibit 10.14

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

LOGISTICS SERVICES AGREEMENT

This Logistics Services Agreement (“Agreement”) is entered into this 24th day of April, 2014, by and between Stitch Fix, Inc., having its principal place of business at 731 Market Street, Ste. 500, San Francisco, CA 94103 (“CLIENT”) and Ozburn-Hessey Logistics, LLC d/b/a OHL, a Tennessee limited liability company, having its principal place of business at 7101 Executive Center Drive, Suite 333, Brentwood, Tennessee 37027 (“OHL”). OHL and CLIENT may be referred to herein each as a “Party” and collectively, as the “Parties”.

WITNESSETH:

WHEREAS, CLIENT and OHL desire to enter into an agreement covering certain operations whereby OHL will provide certain logistics and storage services for CLIENT;

WHEREAS CLIENT and OHL have agreed to use the space utilized by OHL and approved by CLIENT to perform the Services, which space consists of approximately 110,000 sq. ft. within the Warehouse located at 1631 Opus Drive, Plainfield, IN 46168 (“Warehouse”);

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Parties agree as follows:

1.	TERM

This Agreement shall become effective on May 1, 2014 (“Commencement Date”), and shall continue in force and effect for a period of three (3) years and for each year thereafter by automatically renewing for successive periods of one (1) year each, unless terminated by either Party by delivery of a written termination in a Timely Manner. ‘‘Timely Manner” means, in the case of OHL, two hundred and seventy (270) days prior to the end of the then current term or, in the case of Client, one hundred and eighty (180) days prior to the end of the then applicable term or unless earlier terminated as provided herein in Section 6 below. The initial three year term and each renewal term shall be collectively referred to as “Term”.

2.	SERVICES

A.	OHL Services

OHL shall provide the warehouse, equipment, systems, supporting infrastructure, and personnel (collectively “Facilities and Resources”) necessary for the performance of the logistics, fulfillment, distribution, and such other services, functions, and solutions as are outlined in Exhibit A, reasonably deemed necessary by CLIENT for its business or otherwise required under this Agreement (the “Services”), for handling CLIENT’s Products. Notwithstanding the preceding, OHL will run its operations on behalf of CLIENT using the CLIENT’s existing IT systems and processes, for which CLIENT will handle the installation and provide necessary equipment (collectively, such systems and equipment the “Client Equipment”). OHL shall perform all work exercising reasonable care for the operation of the Warehouse and the receipt, handling, storage, segregation, order picking, marking for shipment and shipment of CLIENT’s Products will all be in accordance with this Agreement. OHL shall (i) keep and maintain, using reasonable care, all facilities and equipment used by OHL in performing its Services hereunder in a clean, proper, and safe operating condition, (ii) maintain the Warehouse in a neat and presentable condition, and (iii) train and supervise its employees in the performance of their work on CLIENT’s behalf in an efficient, safe and legal manner.

CLIENT reserves the right to request for any products, goods or materials stored in the Warehouse that may cause CLIENT’s Products to be tainted with unwanted odors to be removed.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

B.	Requests for Changes

From time-to-time, CLIENT may request changes (including additions, modifications, and deletions) to the Services and Facilities & Resources. OHL will promptly review and discuss any such request from CLIENT and notify CLIENT in writing of any adjustments to the Agreement required to implement such request. OHL will use commercially reasonable efforts to provide any change requested by CLIENT at no additional charge. To the extent that additional charges are necessary the Parties agree to follow the Rate Modification process set forth in Section 6 B below. OHL will also provide CLIENT reasonable access to OHL personnel, facilities, equipment, or resources that CLIENT may need or request. Any changes and adjustments approved in writing by the parties will be incorporated into this Agreement.

C.	Continuous Improvement

OHL will periodically identify ways to improve the quality of the Services and Facilities & Resources and, without violating its non-disclosure obligations, continuously identify and apply proven techniques and tools to improve CLIENT’s processes.

D.	Performance Metrics

OHL will provide and perform in accordance with this Agreement and at or above the minimum key performance indicators set forth in the attached Exhibit F. Exhibit F is an integral part of this Agreement and is hereby incorporated into this Agreement by reference.

E.	General Standard of Performance

All Services (other than those which have expressly defined key performance indicators in Exhibit F) must be performed with at least the same degree of accuracy, completeness, efficiency, quality, and timeliness as are provided by well-managed suppliers providing services similar to these. OHL will maintain the security of the inventory, CLIENT’s equipment, and the warehouse; store the inventory and CLIENT’s equipment within appropriate environmental conditions; protect the inventory and CLIENT’s equipment from damage or loss in accordance with this Agreement, and otherwise maintain the Warehouse in conformance with the best standards in the industry. Furthermore, CLIENT recognizes that the Landlord of the Facility has responsibility for maintenance of the roof structure and membrane under its lease with OHL and is responsible for all maintenance and repairs of the same. OHL will be responsible for enforcing Landlord’s compliance with its obligations under the lease.

F.	Representations and Warranties

OHL represents and warrants that (i) it has the full and unrestricted right, power and authority to enter into this Agreement and to perform its obligations and provide the services, facilities, and resources described in this Agreement in accordance with the terms of this Agreement; (ii) the performance of its obligations hereunder do not and will not violate (a) any applicable law or regulation, (b) agreement, obligation or understanding (whether oral or written) to which it is a party, or (c) any third party’s property rights; and (iii) it will provide the Services in a good and workmanlike manner.

3.	INVENTORY AND STORAGE

A.	Tender for Storage

(1) As set forth in Exhibit C, CLIENT warrants that, to its knowledge, it has provided all necessary documentation and proper handling instructions for all Products to be stored and handled by OHL, and that such information is accurate, complete and sufficient to allow OHL to comply with all laws, regulations and ordinances concerning the storage, handling, shipping and transporting of such Products. In the event CLIENT becomes aware of any new, additional or incomplete information not

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

previously provided and set forth in Exhibit C, CLIENT shall promptly provide such information in writing to OHL. CLIENT will indemnify and hold OHL harmless from all loss, cost, fine, penalty and expense (including reasonable attorneys’ fees and costs) which OHL pays or incurs as a result of CLIENT failing to fully discharge this obligation. All Products for storage and handling shall be delivered to OHL properly marked and packaged for handling. CLIENT shall furnish at or prior to such delivery, a manifest showing marks, brands, or sizes to be kept and accounted for separately, and the class of storage and other services desired. In the event that any Products constitute or contain Hazardous Materials as described in Section 22, CLIENT must include in Exhibit C such classification and provide all information necessary to allow OHL to safely handle, store and ship such Products in full compliance with all federal, state and local statutes, ordinances and regulations.

(2) OHL is not a guarantor of the condition of the Products under any circumstances, including but not limited to hidden, concealed, or latent defects in the Products. Concealed shortages, damage or tampering will not be the responsibility of OHL, nor will OHL be liable for loss or damage to the extent caused by any act or omission of CLIENT, CLIENT’s contractors, a public authority or the inherent vice or nature of the Products. OHL shall be liable for damages or goods caused by a breach of the agreement, negligence, willful misconduct, or shrinkage in excess of 0.2% as provided in Section 9E. OHL is responsible for goods from other tenants in same multi-tenant building that cause problems or odors with CLIENT’s inventory. Notwithstanding anything contained herein to the contrary, all Products are warehoused at CLIENT’s risk or loss, and OHL assumes no responsibility for leakage from packages, variations in weights, shrinkage in weights, odor, rot, taint or other inherent qualities of the merchandise, whether occurring while Products are in storage, being handled or for failure to detect or remedy the same. OHL assumes no responsibility for losses arising from sprinkler leakage, fire, smoke, or any other cause beyond the control of OHL in the exercise of its duty of care as set forth above in Section 2A. CLIENT recognizes that responsibility for items related to any sprinkler leakage, not caused by OHL, is the responsibility of the Landlord under its lease with OHL. OHL will be responsible for enforcing Landlord’s compliance with its obligations under the lease.

(3) CLIENT shall not ship Products to OHL as named consignee. If Products are shipped to OHL as named consignee, CLIENT agrees to notify the carrier in writing prior to such shipment, with a copy of such notice to OHL, that OHL is a warehouseman and has no beneficial title or interest in such property. CLIENT further agrees that, if it fails to notify carrier as required by the preceding sentence, OHL shall have the right to refuse such Products and shall not be liable or responsible for any loss, injury or damage of any nature to, or related to such Products.

(4) OHL may refuse to accept any Products that, in the reasonable judgment of OHL, would cause the Products to occupy more space in the Warehouse than is then available to CLIENT pursuant to this Agreement, provided OHL has given CLIENT as much notice as is reasonably possible that the space occupied by the Products is approaching maximum capacity pursuant to this Agreement. OHL agrees to notify CLIENT before it refuses Products in order to enable a joint effort by the parties to locate and secure another suitable storage facility that will accept the Products.

B.	Delivery Requirements

(1) No Products shall be delivered or transferred except upon receipt by OHL of complete written instructions, including, if applicable, full compliance with Section 23 of this Agreement. Written instructions shall include, but are not limited to, communication by Fax, EDI, Email or similar communication; provided, however that OHL shall have no liability when relying on the information contained in the communication received. Notwithstanding the foregoing, when no negotiable receipt is outstanding, Products may be delivered upon instruction by telephone in accordance with a prior written authorization, but OHL shall not be responsible for loss or error occasioned thereby.

(2) When a negotiable receipt has been issued, no Products covered by that receipt shall be delivered or transferred on the books of OHL, unless the receipt, properly endorsed, is surrendered for cancellation, or for endorsement of partial delivery thereon. If a negotiable receipt is lost

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

or destroyed, delivery of Products may be made only upon order of a court of competent jurisdiction or the award of an arbitration panel and the posting of security approved by the court or arbitration panel as provided by law.

4.	INDEPENDENT CONTRACTOR

In the performance of the services hereunder, OHL shall act as an independent contractor and the employees of OHL and its subcontractors, if applicable, performing services hereunder shall not be deemed to be employees of CLIENT, and CLIENT shall not be responsible for their acts or omissions. OHL shall have no obligation to hire any potential employee or contractor recommended by CLIENT. If any former CLIENT employee shall be hired by OHL, such employee shall start work as a new employee and receive no credit for prior service with CLIENT. In the event CLIENT is dissatisfied with the performance of an OHL employee or subcontractor, OHL will agree to remove or transfer any OHL employee from CLIENT’s account upon request.

During the Term of this Agreement and any extensions thereof, and for a period of six (6) months thereafter, neither Party shall directly or indirectly solicit for employment or actually employ, retain, contract or otherwise hire any employees of the other Party involved in the performance, provision, procurement or evaluation of the Services, unless agreed to in writing by the other Party; provided that this prohibition shall not apply to any general solicitation not directed exclusively or primarily to individuals employed by the other Party.

5.	CLERICAL WORK AND RECORDS

OHL shall maintain receiving and shipping papers, inventory records, and such other records specific to the Services performed by OHL, as may be reasonably required by CLIENT. Such records may be inspected by CLIENT upon reasonable notice given to OHL, provided that CLIENT is accompanied by OHL during such inspection and such inspection occurs during regular working hours and in accordance with procedures established by OHL and CLIENT. The keeping of records and the performance of clerical work provided hereunder shall be consistent with overall procedures established by OHL and CLIENT. Copies of the records to be kept hereunder shall be furnished to CLIENT upon request. OHL reserves the right to charge CLIENT for the cost of providing such copies. CLIENT shall have the right upon 24 hrs notice to OHL to enter and inspect the Warehouse and the Products in storage. Notwithstanding the foregoing, in the event there are any issues of Product contamination potentially arising in the Warehouse, CLIENT may immediately inspect all OHL operations within the Warehouse.

6.	COMPENSATION

A.	Rate and Modifications

CLIENT shall pay OHL for the Services hereunder pursuant to the rates set forth in Exhibit B - Rates (“Rate”), until the first anniversary of the Commencement Date. Ninety (90) days prior to each anniversary of the Commencement Date, the Parties shall enter into good faith negotiations as to the Rate for the next year of the Agreement and shall conclude said negotiations prior to the date that is thirty (30) days before the then applicable anniversary of the Commencement Date. In the event that the Parties are not able to come to agreement on the following year’s Rate, the Rate for the following year shall be adjusted according to the Consumer Price Index (CPI) Guidelines as published by the U.S. Government - reference: http://www.bls.gov/cpi/#tables. Rate adjustments made in accordance with the CPI Guidelines shall become effective on the anniversary of the Commencement Date of the Agreement.

B.	Rate Modifications due to Changed Circumstances

(1) Notwithstanding anything to the contrary, at any time during the Term of this Agreement, upon the occurrence of an alteration in the scope of the Services to be performed hereunder or a material change in circumstances affecting the expectations of the Parties to this Agreement, OHL or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

CLIENT may propose a change in the Rate. Any such proposal shall be made by giving written notice thirty (30) days prior to the effective date of the new Rate specified in the notice, and the proposal shall contain specific details of the reason for the proposed change. Upon mutual agreement the proposed new Rate shall become effective as of the date specified in the proposal and any such new Rate shall be effective for the remainder of the then current year of the Term following the most recent anniversary of the Commencement Date. The Rate in subsequent years of the Term shall thereafter be determined in accordance with Section 6(A) above.

(2) In the event the Parties cannot agree to a change in the Rate proposed under subsection (1) above within sixty (60) days, either Party may terminate this Agreement in accordance with the Termination provisions of Section 7 and any termination by OHL shall be deemed to be for cause.

C.	Invoices and Payment Terms

OHL shall bill CLIENT weekly for all variable charges (i.e. labor and equipment), monthly in advance for all fixed or recurring charges (i.e. storage, capital equipment) and monthly in arrears for all supplies and other expenses as set forth in Exhibit B. Terms of payment shall be net 30 days from date of invoice, without deduction or hold back. OHL’s invoice shall be accompanied by such records acceptable to both Parties. All invoices not paid within 30 days from date of invoice will be subject to a 1.5% late fee per month. Any invoice dispute issues will be handled in accordance with the Dispute Resolution process outlined as set forth in Section 21 of this LSA.

7.	TERMINATION

A.	Termination for Convenience

(1) Either Party may terminate this Agreement for its convenience in whole or in part from time to time, upon giving written notice delivered by certified or registered mail not less than one hundred eighty (180) days prior to the termination date for the CLIENT, and two hundred seventy (270) days for OHL, specified in the notice to the other Party. After receipt of the termination notice, and except as otherwise mutually agreed, OHL agrees to continue the Services under this Agreement until such termination date.

(2) In the event of a termination by CLIENT pursuant to subsection (1) above, after receipt of the termination notice, OHL shall submit to CLIENT its claim for the Termination Amount as determined pursuant to Section C below. Such claim shall be submitted promptly but in no event later than thirty (30) days from the effective date of termination, unless extensions of time are granted in writing by mutual consent.

B.	Termination for Cause

(1) Either Party may terminate this Agreement upon the occurrence of an Event of Default by the other Party, as defined and specifically set forth below. Such termination shall be effective by giving written notice delivered by certified or registered mail to the other Party. Following notice to terminate and until the date of termination, the parties will work together in good faith to ensure that there is no material impact on the Services provided by OHL. Upon termination pursuant to this Section, OHL shall discontinue the Services under this Agreement on the date specified in the notice.

(2) CLIENT may terminate this Agreement for cause upon occurrence of any of the following material breaches (each referred to herein as an “Event of Default”):

a. if for any reason other than one or more of the causes specified in Section 10 of this Agreement entitled “Force Majeure”, OHL shall cease executing any Services for a period of ten (10) days;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

b. if OHL shall (i) fail to employ a work force sufficient to adequately perform the Services or (ii) fail to increase such force to such extent necessary to perform the Services and as reasonably requested by CLIENT and does not cure such breach within thirty (30) days of notice from CLIENT of said breach; or

c. if OHL shall become insolvent or bankrupt or make any general assignment for the benefit of its creditors or if any trustee or receiver of any substantial part of OHL’s assets shall be appointed, and such action is not dismissed within thirty (30) days of such action.

d. if OHL materially breaches any provision of this Agreement, then Client may elect to terminate, in whole or in part, upon thirty (30) days written notice if OHL fails to cure the breach.

Upon any such Event of Default, CLIENT shall have the right, in addition to all other rights and remedies that it might have at law or in equity against OHL, to take over the uncompleted Services and complete the same or contract with others for the completion of the same, at which time OHL shall be relieved of all obligations under this Agreement except for those mutually agreed upon.

(3) OHL may terminate this Agreement for cause upon occurrence of any of the following material breaches (each referred to herein as an “Event of Default”):

a. if CLIENT shall become insolvent or bankrupt or make any general assignment for the benefit of its creditors or if any trustee or receiver of any substantial part of CLIENT’s assets shall be appointed, and such action is not dismissed within thirty (30) days of such action;

b. if CLIENT shall not pay undisputed invoices due OHL according to the terms of the Agreement and such invoices shall remain unpaid for a period of sixty (60) days;

c. if CLIENT shall materially alter the scope of the Services to be performed pursuant to the Agreement, as determined by the sole discretion of OHL, and the parties hereto cannot mutually agree on compensation due OHL for such change in its services; or

d. if CLIENT shall breach any provision of Section 23 of this Agreement, regardless of whether CLIENT cures such breach.

C.	Obligations Following Termination

(1) OHL and CLIENT agree the amount to be paid to OHL by reason of the total or partial termination of its services by CLIENT for convenience and by OHL for cause pursuant to this Section will include each of the following:

a. compensation for all Services performed to the date of termination;

b. an amount equal to six (6) months or the remaining months of the Term, whichever is less, of the monthly average base facility cost at [*] (the “Storage Cost”) provided by OHL Services under the Agreement as of the date of termination or partial termination;

c. unamortized portions of all CLIENT approved start-up costs and equipment costs (stationary and non-stationary). OHL shall provide CLIENT documents establishing the purchase price of such equipment and systems, and amortization calculations establishing the unamortized cost of such equipment and systems; and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

d. if OHL has leased or purchased, with the approval of CLIENT any real property, or constructed improvements thereon, to perform the Services (including any lease or purchase of real property where OHL provides services to other customers), CLIENT agrees to continue to pay for such space at the Agreed Rate for the remainder of the Term.

The total amount to be paid by CLIENT to OHL pursuant to this Section 7(C) is referred to herein as the “Termination Amount”. The Parties acknowledge and agree that (i) the damages to OHL in the foregoing circumstances would be difficult or impossible to accurately estimate, (ii) the Termination Amount has been negotiated by the Parties not as a penalty but as a good faith attempt by the Parties hereto to arrive at a reasonable estimate of such damages and (iii) in any action against CLIENT for the payment of the Termination Amount, the reasonableness of such amount shall be presumed. Upon payment of costs for capital, equipment or supplies, ownership of the capital, equipment, and supplies will transfer to the CLIENT. CLIENT will be responsible for removal and transportation costs of all equipment.

OHL agrees in good faith to, in its best efforts, find an appropriate tenant to occupy CLIENT’s vacated space - either as a result of termination for cause by OHL, or termination for convenience by CLIENT - and upon doing so would remunerate CLIENT of that Storage Cost paid pursuant to Section 7(C)(1)(b) and/or 7(C)(1)(d) on a pro-rata basis with respect to both space and timing.

D.	Expiration of Term

(1) In addition to any other payments that may be required under this Agreement, in the event that CLIENT provides written notice that terminates this Agreement at the expiration of the initial term or any renewal term as required by Section 1, OHL shall recover from CLIENT all unamortized portions of approved equipment costs (stationary and non-stationary) guided by Exhibit D, regardless of whether such costs extend beyond the Term of this Agreement. OHL shall provide CLIENT documents establishing the purchase price of such equipment and systems, and amortization calculations establishing the unamortized cost of such equipment and systems.

(2) Except for a termination by OHL in accordance with section 1 (notice of non-renewal with no less than 270 days notice) or Section 7(A)(1), or 7(B)(3), OHL will not reduce, suspend or cease its performance of its obligations pursuant to this Agreement until OHL has received (i) a preliminary or permanent injunction or other equitable relief or remedy, (ii) a court order, or (iii) a ruling from a court of competent jurisdiction that Client has breached this Agreement and such reduction, suspension and cessation is warranted.

(3) Additionally, at CLIENT’s discretion, OHL agrees to help (a) load the equipment/ inventory onto trucks at the same rates available in the agreement; (b) provide CLIENT a right of way to remove the inventory and equipment; or (c) some combination of the two.

8.	TRANSFER, GROWTH AND REMOVAL OF GOODS

A.	Transfer

OHL may, without notice, move the Products within and between, any one or more of the buildings which comprise the Warehouse as designated in this Agreement; and OHL also reserves the right to move, solely at its expense, any Products in storage from the Warehouse to any of its other facilities within close proximity to the Plainfield Warehouse location, after providing notice to CLIENT, provided that the condition, infrastructure, and location of such facilities are equal to or better than the condition of the Warehouse and there is no impact to the operation. OHL will be responsible for the labor and costs associated with retrofitting any current or future alternate Facilities if such retrofitting is required as a result of OHL relocating CLIENT’s operation at its own discretion.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

B.	Additional Space Needed

In the event that CLIENT requires additional warehouse space, OHL agrees to find warehouse space that meets CLIENT’s requirements within any of its other facilities within close proximity to the Plainfield Warehouse location. OHL will provide notice to CLIENT, provided that the condition, infrastructure, and location of such facilities are equal to or better than the condition of the Warehouse, and there is no impact to the operation. OHL is responsible for removing any materials (e.g. inventory or racking) left behind from any previous clients at OHL’s expense, if OHL is moving or re-locating CLIENT’s operation at OHL’s discretion. In the event that such a move should occur as a result of CLIENT’s growth in excess of original plans and modeling, OHL and CLIENT agree to negotiate in good faith such moving expenses at that time.

C.	Removal

If as a result of a quality or condition of the Products, which OHL had no notice of at the time of deposit, the Products are a hazard to other property, the Warehouse or to persons, OHL, on reasonable notification to CLIENT, may dispose of said Products in any lawful manner and shall incur no liability by reason of such disposal. Pending such disposal of the Products, OHL may remove the Products from the Warehouse and shall incur no liability by reason of such removal.

9.	INDEMNIFICATION AND INSURANCE

A.	Indemnification by OHL

OHL shall indemnify, defend and hold CLIENT harmless from any damages, liabilities, losses, costs or expenses arising out of or in connection with any third party claim resulting from OHL’s performance of the Services or the provision of premises, including (i) any willful misconduct or negligent acts and omissions of OHL in the performance of Services hereunder or from any breach of this Agreement, (ii) violations of any federal, state or local law, statute, regulation, rule, ordinance, order, or government directive, (iii) a breach of any confidentiality, data, or privacy obligation by OHL or its agents, employees, and subcontractors, (iv) the Services or any Facilities & Resources give rise to the infringement or misappropriation of a third party’s intellectual property, (v) any claim by another OHL customer, an OHL subcontractor, or an OHL landlord or contractor under or relating to this Agreement, except to the extent arising from the gross negligence or willful misconduct of Client, and (vi) any claim relating to the employee-employer relationship between OHL (or its subcontractors) and its employees, including any claims relating to co-employment, compensation, benefits, insurance, workers compensation, taxes, severance, wrongful termination, or any labor practices or conditions.

B.	Indemnification by CLIENT

In addition to any other indemnification by CLIENT set forth elsewhere in this Agreement, including Section 23 below, Client shall indemnify, defend and hold OHL harmless from any damages, liabilities, losses, costs or expenses arising out of or in connection with any third party claim resulting from Client’s breach of this Agreement or any willful misconduct or negligent acts and omissions of OHL in receipt of the Services hereunder, including: (i) any claims, enforcement actions, fines, costs, or recalls or retrievals of Customer Inventory, except to the extent arising from an OHL breach of this Agreement or the negligence, recklessness, willful misconduct or wrongful acts or omissions of OHL or its agents, employees, and subcontractors (e.g., a recall arising from OHL’s exposure of the Inventory to a dangerous chemical), (ii) any and all product liability relating to Customer Inventory, except to the extent arising from an OHL breach of this Agreement or the negligence, recklessness, willful misconduct or wrongful acts or omissions of OHL or its agents, employees, and subcontractors (e.g., a bodily injury claim relating to the Inventory arising from OHL’s exposure of the Inventory to a dangerous chemical), (iii) negligence or willful misconduct of Client or its employees, agents, subcontractors or invitees, (iv) violations of any federal, provincial, state or local law, statute, regulation, rule, ordinance, order, or government directive by Customer or (v) any claim that the Client Equipment infringes any intellectual property right.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

C.	Third Party Claim Procedure

An indemnifying party’s obligations to indemnity and defend under this Section 9 are expressly conditioned upon, (1) being provided prompt written notice of any indemnified claim by the indemnified party; provided, that a failure to provide such prompt notice shall not release the indemnifying party from its obligations unless such lack of timely notice materially impacts the ability of the indemnifying party to defend against the claim, (2) the indemnifying party having the sole right to control the defense, and to agree to any cash settlement, adjustment or compromise of the claim; provided that (a) any settlement, adjustment, or compromise of the claim shall not result in any financial or non-financial obligations and/or admissions of guilt being imposed on the indemnified party without the prior written consent of the indemnified party in its sole discretion, and (b) the indemnified party may employ separate counsel at its own expense to participate in the defense of the claim, and (c) the indemnified party providing reasonable cooperation with the indemnifying party in the defense of the claim. The indemnified party shall have no authority to settle any claim on behalf of the indemnifying party without the consent of the indemnifying party.

D.	Insurance

OHL shall provide and keep in effect during the Term, insurance to cover itself, its employees, and its subcontractors in minimum limits as follows:

(1)	Workman’s Compensation	Statutory
(2)	Comprehensive General Liability Bodily Injury	$1,000,000
(3)	Comprehensive Automotive Liability Bodily Injury	$1,000,000
(4)	Employer’s Liability	$500,000
(5)	Warehouseman’s Legal Liability	$1,000,000

Such insurance shall be in such form and carried with such insurance companies reasonably acceptable to CLIENT and CLIENT shall be named as a certificate holder. Such insurance shall contain a provision that it will not be terminated or modified without notice to be provided in accordance with policy provisions. OHL shall provide CLIENT a certificate of insurance indicating it is in existence on the Commencement Date and from time to time at CLIENT’s request. CLIENT may request increases to the insurance coverage amounts set forth above, provided that any increases to the insurance coverage amounts set forth above will be obtained by OHL and provided to CLIENT on a cost plus basis and shall only be provided if such insurance coverage is available to OHL.

The Parties agree to waive all rights of subrogation under all insurance (except for workers compensation insurance) with respect to each other and its officers, directors, personnel and agents.

E.	Limitations on Liability

Notwithstanding anything contained herein to the contrary, liability is limited as follows:

(1) OHL shall not be liable for any loss or injury to Products stored, however caused, unless such loss or injury resulted from: (a) OHL’s breach of the agreement, (b) OHL’s failure to enforce Landlord’s compliance with its obligations under the lease, (c) OHL’s negligence or willful misconduct, (d) shrinkage in excess of 0.2% as provided in Section 10(E)(4) below and/ or (e) from other products in the Facility that cause contaminant odors with CLIENT’s inventory.

(2) Products are not insured by OHL against loss or injury however caused

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

(3) CLIENT declares that damages or loss to Product resulting from OHL’s failure to exercise reasonable care as described in (A) above are limited to CLIENT’s landed wholesale cost per unit for Product damaged up to a maximum of $1,000,000 (one million dollars) per occurrence.

(4) CLIENT agrees to a 0.2% shrink allowance, based on the value of Products stored for a period of one year for loss due to damage, mysterious disappearance or other inventory shrink. Value of the Products is determined by the number of items received per year times the average CLIENT’s paid wholesale cost per item.

(5) OHL shall not be liable for demurrage or detention, delays in unloading inbound cars, trailers or other containers, or delays in obtaining and loading cars, trailers or other containers for outbound shipment unless OHL has failed to exercise reasonable care.

(6) Neither party shall be liable for indirect, incidental, consequential, punitive, or exemplary damages, regardless of the nature of the claim being in contract, tort, or otherwise, and whether in law or in equity, whether the party in breach was advised of, or otherwise should have been aware of, the possibility of such damages. The foregoing is a separate, essential term of this agreement and shall be effective even in the event of the failure of any remedy, exclusive or not. In no event, however, will the preceding exclusions on remedies apply with respect to either party’s breach of the confidentiality provisions, any indemnification obligation pursuant to Section 9 - INDEMNIFICATION AND INSURANCE, or any misappropriation of the other party’s intellectual property.

10.	TAXES

CLIENT agrees to pay either directly all taxes, licenses, charges, and assessments levied by government authority upon the Products or to reimburse OHL therefore if paid by OHL. OHL assumes full responsibility for the payment of all federal and state social security and unemployment compensation taxes, withholding taxes, and all other taxes or charges applicable to OHL’s employees performing Services hereunder.

11.	FORCE MAJEURE

Neither Party shall be liable for damage to products or delays and/or defaults in its performance under this Agreement due to causes beyond its control and without its fault or negligence, including, but without limiting the generality of the foregoing: acts of God, or of the public enemy; fire or explosion; flood; actions of the elements; war; acts of terrorism; riots; embargoes; quarantine; strikes; lockouts; disputes with workmen or their labor disturbances; total or partial failure of transportation, delivery facilities, or supplies; acts or requests of any governmental authority; or any cause beyond its control, including without limitations the acts or omissions of any parties other than OHL or CLIENT, whether or not similar to foregoing provided that the Party whose performance is affected gives written notice of the force majeure to the other Party within ten (10) days of its first occurrence (any such event, a “Force Majeure Event”). In the event of a Force Majeure Event, CLIENT shall compensate OHL for all Services provided during the period of the Force Majeure Event, but shall not be required to compensate OHL for Services not performed during the period of the Force Majeure Event.

12.	TITLE

A.	Right to Store Products

CLIENT represents and warrants that it is lawfully in possession of the Products and has the right and authority to contract with OHL for the Services contemplated by this Agreement relating to those Products. CLIENT agrees to indemnify and hold OHL harmless for all loss, cost and expense (including reasonable attorneys’ fees) which OHL pays or incurs as a result of any dispute or litigation, whether instituted by OHL or others, respecting CLIENT’s right, title or interest in the Products covered by this Agreement. Such amounts shall be charges in relation to the Products and subject to the provisions of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

B.	Warehouseman’s Lien

OHL shall not permit any lien or other encumbrance to be placed on the Products while they are in OHL’s possession. Title to the Products as between CLIENT and OHL shall remain with CLIENT. Notwithstanding the foregoing, on Products in OHL’s possession, OHL shall have a general warehouseman’s lien pursuant to the Uniform Commercial Code for any unpaid and undisputed charges for Services of any kind rendered pursuant to this Agreement or at the request of CLIENT, whether for the Products in storage or Products that have been delivered and regardless of whether a physical warehouse receipt has been issued or receipt of Products is indicated by electronic or other documentation, and such lien shall be automatically released by delivering the Products and/or CLIENT’s payment of the charges related to those Products. Pursuant to Section 7-209(a) of the Uniform Commercial Code, the Parties agree that the foregoing general warehouseman’s lien shall not be specific to charges and expenses with respect to each Product but shall apply generally to all Product in OHL’s possession and the lien with respect to such Product shall be for all charges and expenses with respect to all Product for which OHL provides Services pursuant to this Agreement. In the event of any conflict between this Section 12(B) and the provisions of Section 7(D)(2), the provisions of Section 7(D)(2) will prevail.

13.	NOTIFICATION

Any notice to either Party to this Agreement by the other shall be deemed to have been properly given if delivered to the designee as stated below by certified mail return receipt requested, or nationally recognized overnight delivery service.

To OHL:	Matt Hoogerland, CFO
OHL, LLC
7101 Executive Center Drive, Suite 333
Brentwood, TN 37027

To CLIENT:	Mike Smith, COO
Stitch Fix, Inc.
731 Market Street, Suite 500
San Francisco, CA 94103

With a copy to:

Cooley LLP
The Grace Building
1114 Avenue of the Americas
New York, NY 10036-7798
Attn: Babak Yaghmaie, Esq.
Email: byaghmaie@cooley.com

14.	COMPLIANCE WITH APPLICABLE LAWS

OHL shall, in its operations hereunder, comply with all requirements of applicable federal, state and local laws, rules and regulations. CLIENT shall be responsible for supplying OHL with all compliance or regulatory information related to the storage and handling of CLIENT’s Products (if applicable) and CLIENT shall comply with all requirements of applicable federal, state and local law, rules and regulations relating to the quality, condition and packaging of CLIENT’s Products with respect to all Products tendered to OHL for storage in the Warehouse.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

15.	DAMAGE TO OR DESTRUCTION OF WAREHOUSE

In the event of substantial or total destruction of the Warehouse by fire or other casualty, CLIENT shall have the right to terminate this Agreement by giving OHL at least fifteen (15) days written notice of its intent to terminate this Agreement, and the Parties shall treat such termination by CLIENT pursuant to Section 7(B).

16.	WAREHOUSE FACILITY

OHL’s activities in operating and maintaining the Warehouse shall at all times be consistent with the terms of the lease(s), if applicable, for the Warehouse. OHL shall be the custodian of the Warehouse during the Term of this Agreement. As custodian, OHL agrees to take measures reasonably necessary to safeguard the Warehouse.

17.	USE OF WAREHOUSE FACILITY

OHL agrees that it will not use the Warehouse for any purpose other than the performance for CLIENT of the Services provided for herein and, similar logistics services for other customers. OHL shall not use the Warehouse for the storage or processing of toxic, poisonous, or radioactive substances or any other substance which could contaminate or damage CLIENT’S Products.

CLIENT agrees that OHL shall have full dominion and control of the Warehouse, including the right to prohibit persons not in the employ of OHL or employed by CLIENT from entering the premises.

18.	NOTICE OF LOSS OR DAMAGE

CLIENT must give OHL written notice of claim for loss or damage to Products. Such claim must be made within sixty (60) days after the date of discovery of such damage by CLIENT or 60 days after CLIENT is given written notice by OHL that loss or damage to the Products has occurred, whichever time is shorter.

19.	TIME TO FILE ARBITRATION DEMAND

No arbitration demand may be made by CLIENT against OHL for loss or damage to the Products unless timely written notice of claim has been given as provided in Section 18, and unless such arbitration demand is made within nine (9) months after the date of discovery of such damage by CLIENT or within nine (9) months after CLIENT is given written notice by OHL that loss or damage to the Products has occurred, whichever time is shorter.

20.	WAREHOUSE RECEIPTS

The Parties agree that OHL, for the convenience of CLIENT and OHL, may not issue warehouse receipts. This shall not be construed as a failure to comply with the receipt provision in Section 7 of the Uniform Commercial Code and OHL shall not suffer any liability for such failure. The Parties agree that the terms of this Agreement shall override any conflicting provisions of the Uniform Commercial Code in this regard. OHL agrees that (i) CLIENT may file informational financing statements with regard to inventory and (ii) OHL shall keep CLIENT’s inventory and operations clearly segregated from the inventory and operations of other OHL clients.

21.	DISPUTE RESOLUTION

The Parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between executives who have authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Any Party may give the other Party written notice of any dispute not resolved in the normal

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

course of business. Within fifteen (15) days of delivery of the notice, the receiving Party shall submit to the other a written response. The notice and the response shall include a statement of each Party’s position and a summary of arguments supporting that position and the name and title of the executive who will represent that Party and any other person who will accompany that executive. Within thirty (30) days after delivery of the disputing Party’s notice, the executives of both Parties shall meet at a mutually-acceptable time and place and, thereafter, as often as they deem reasonably necessary to attempt to resolve the dispute. All negotiations pursuant to this section are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

Mike Smith, or any successor in such capacity, or his/her designee, is the executive of record for CLIENT. Matt Hoogerland, CFO, or any successor in such capacity, or his designee is the executive of record for OHL.

If the dispute has not been resolved by negotiation within forty-five (45) days of the disputing Party’s notice, the parties shall resolve any remaining dispute by binding arbitration as set forth in Section 21 of this Agreement. The provisions of this Section 21 will not apply to any claims for equitable relief, provided that either Party seeking equitable relief gives immediate written notice, in accordance with Section 13 of this Agreement, if a claim for equitable relief is pursued.

22.	ARBITRATION AGREEMENT

Except for any claims for equitable relief, and claims related to the ownership of any intellectual property, all disputes, claims or controversies arising from or relating to this Agreement, the breach of this Agreement, or the relationships that result from this Agreement, including but not limited to any dispute regarding the validity of this arbitration clause or the entire Agreement, shall be resolved by binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction.

The arbitration shall be heard by three (3) neutral arbitrators. Each Party shall choose one arbitrator and those two arbitrators shall choose the third arbitrator, who shall serve as the chair of the arbitration panel. Each arbitrator must be a practicing attorney in good standing with no actual or potential conflicts of interest. To the extent practicable, the arbitrators must have business or legal experience relating to logistics and warehousing. Each arbitrator must be independent of all parties, witnesses and legal counsel.

The arbitration hearing shall be conducted in Nashville, Tennessee. Any judicial challenge to the arbitration award shall be filed in a court sitting in Davidson County, Tennessee.

The prevailing Party shall be awarded all reasonable fees and costs, including reasonable attorneys’ fees and costs, expert witness fees and costs and the fees and costs of the arbitrators, incurred in the arbitration and related proceedings. If both Parties are awarded relief, the arbitration panel shall determine the prevailing Party.

23.	HAZARDOUS MATERIALS

For purposes of this Agreement, the definition of “Hazardous Materials” shall be as defined within 49 C.F.R. Parts 105 through 180, or any “Hazardous Substances”, as defined in 42 U.S.C. Section 9601, or as defined by any other federal, state or local statute, ordinance or regulation (such terms together referred to herein as “Hazardous Materials”).

A.	CLIENT has represented to OHL that none of the Products, goods or materials which CLIENT will submit to OHL for the purposes of this Agreement, constitute or contain Hazardous Materials.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

B.	CLIENT shall not deliver to OHL any Products, goods or materials that constitute or contain Hazardous Materials, as defined in this Agreement, unless, prior to delivery of such Hazardous Materials, CLIENT has:

(1) notified OHL, in writing, of CLIENT’s intent to deliver such Hazardous Materials;

(2) provided MSDS sheets or other written information, satisfactory to OHL, in OHL’s sole discretion, which details the nature of the Hazardous Materials and any packaging or shipping specifications or limitations, and amended or updated Exhibit C, to reflect all such requirements; and

(3) OHL, in OHL’s sole discretion, has, in writing, approved the delivery of such Hazardous Materials, and the amendments or modifications to Exhibit C.

C. If any Products, goods or materials which were not Hazardous Materials at the time CLIENT delivered them to the possession of OHL shall subsequently be classified to constitute or contain Hazardous Materials, as defined in this Agreement, CLIENT shall immediately notify OHL that such products, goods or materials have been classified to constitute or contain Hazardous Materials, and shall provide OHL the information required by Subsection B above within twenty-four (24) hours of CLIENT learning that the Products, goods or materials have been classified to constitute or contain Hazardous Materials.

D. If CLIENT gives notice to OHL, as provided for in Section C above, that Products, goods or materials which have been previously delivered to OHL have subsequently been classified as constituting or containing Hazardous Materials, OHL may, in OHL’s sole discretion, elect, in writing, to either continue to store, handle and ship the Products, goods and materials constituting or containing Hazardous Materials, or, alternatively, to give notice to CLIENT that all such Products, goods or materials will be returned to CLIENT, or delivered to CLIENT’s designee, as soon as reasonably possible, at CLIENT’s expense.

(1) If OHL elects to continue to store, handle and ship such Products, goods or materials, OHL may relocate such Products, goods or materials within the Warehouse for purpose of proper storage, and all expenses and costs so incurred shall be considered as Services rendered for purposes of this Agreement and subject to the provisions of this Agreement.

(2) If OHL, in its sole discretion, elects to require the return of such Products, goods or services to CLIENT, then OHL may, at its sole discretion, utilize the services of an independent contractor which specializes in handling, packaging and shipments of Hazardous Materials, and charge all expenses and costs so incurred back to CLIENT, and such expenses and costs shall be considered as Services rendered for purposes of this agreement and subject to the provisions of this Agreement.

E. Should CLIENT deliver any Products, goods or materials to OHL, which CLIENT reasonably believed not to constitute or contain Hazardous Materials, but which in fact did, at the time of delivery to the Warehouse, constitute or contain Hazardous Materials, the provisions of Section D above shall control for purposes of the return of such materials to CLIENT, while the provisions of Section F shall control for purposes of liability and indemnification.

F. If CLIENT knowingly or unknowingly tenders OHL Products, goods or materials which constitute or contain Hazardous Materials, without complying with the requirements of this Section 23, CLIENT shall indemnify, defend and hold OHL harmless against any and all liability which may arise from or relate to the storage or transportation of such Hazardous Materials, such liabilities including, but not limited to, any cargo loss or damage and/or any party and/or third party claims for personal injury, death and/or property damage, including but not limited to damage to the environment, attorney’s fees and/or any penalties or fines levied upon OHL by any local, state or federal agency.

24.	MODIFICATION

Any request to modify or amend this Agreement must be made in writing, and signed by an authorized representative of each Party hereto.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

25.	ASSIGNMENT AND SUBCONTRACTING

The rights and obligations covered herein are personal to each Party hereto and for this reason this Agreement shall not be assignable by either Party in whole or in part, nor shall either Party subcontract any of its obligation hereunder without prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either Party may assign this Agreement to (i) a party which purchases substantially all the assets of the assigning Party, or (ii) to any party which merges with the assigning Party, or (iii) to any party which is under common management or control with the assigning Party.

25.	PUBLIC ANNOUNCEMENT/ADVERTISING

CLIENT and OHL agree to only release a public announcement concerning this Agreement upon mutual agreement of the Parties. CLIENT consents to inclusion of its name and logo in customer listings that may be published as part of OHL’s ongoing marketing efforts.

26.	ENTIRETY

This document embodies the entire agreement and the understanding between CLIENT and OHL, and there are no previous agreements, understandings, conditions, warranties or representations, oral or written, expressed or implied, with reference to the subject matter hereof which are not merged herein.

27.	SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect and the Parties shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

28.	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

29.	WAIVER

The waiver by either Party of any default or breach of this Agreement shall not constitute of waiver of any other or subsequent default or breach. Except for actions for breach of confidentiality and non-payment of amounts owed hereunder, no action, regardless of form, arising out of this Agreement may be brought by either Party more than one (1) year after the cause of action has accrued.

30.	GOVERNING LAW

This Agreement will be governed by and interpreted according to the laws of the State of Tennessee. In any arbitration pursuant to Section 22, the arbitrators shall apply the substantive law of the State of Tennessee, ignoring any conflict of law rules that would direct the application of the substantive law of another jurisdiction.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.

Stich Fix, Inc.

By:	/s/ Mike Smith

Mike Smith

Chief Operating Officer

Date:	4/24/14

Ozburn-Hessey Logistics, LLC

By:	/s/ Randy Tucker

Randy Tucker

President Contract Logistics and Transportation Management

Date:	5/1/14

Attachments:

Exhibit A - Operational Assumptions & Scope of Services

Exhibit B - Operational Expenses

Exhibit C - Start-Up

Exhibit D - Capital

Exhibit E - Product Description

Exhibit F - Service Metrics & KPl’s

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Exhibit A — Assumptions & Scope of Services

OHL will perform “customary warehousing services” defined generally as the inbound receipt, handling, putaway and storage, order picking, and outbounding of products delivered to the Warehouse by or on behalf of CLIENT in accordance with this Agreement (the “Products”). Services are more particularly outlined in the assumption below. CLIENT and OHL understand that OHL’s Rates, as set forth in Exhibit B, were determined in reliance on the assumptions listed below and/or those assumptions contained within the attached Exhibits. Any change or deviation by OHL from the target dates, key performance indicators, and/or processes described below will not, standing alone, be deemed a breach of this Agreement.

OPERATIONAL ASSUMPTIONS:

Systems

OHL will be operating on client’s home grown IT systems and installing those systems in the OHL facility.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Exhibit B — Operational Expenses

CLIENT shall pay OHL for the Services based on an open book basis guided by the estimated operating budgets set forth in this section. OHL will provide CLIENT with full and complete detail on each invoice illustrating costs incurred for each period.

OVERTIME — OHL shall notify client of overtime needs in excess of 5% weekly and seek client’s written approval for billing such required overtime. Overtime in the state of Indiana is calculated as any hours incurred per employee above and beyond 40 hours in a specific work week.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Exhibit B Continued – Operational Expenses (Cont’d)

With the exception of the equipment stated within this Exhibit B, all additional equipment costs shall only be incurred by mutual written agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Exhibit C — Start-Up Cost

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Exhibit D – Capital

The following illustrates an estimation of the capital equipment to be purchased and deployed by OHL on behalf of CLIENT.

## Capital Detail Y1

**Stitch Fix – Opus Drive – Plainfield, IN**
**3/24/14**

| Capital Expenditure Detail | Quantity | Cost per | | Total | |
|---|---|---|---|---|---|
| **Rack / Capital Expenditure** | | | | | |
| Pallet Rack Non-Seismic (per pallet position) | [*] | $ | [*] | $ | [*] |
| Z Rack | [*] | $ | [*] | $ | [*] |
| Double Racks (receiving Rack) | [*] | $ | [*] | $ | [*] |
| Hanger Holders | [*] | $ | [*] | $ | [*] |
| Drawer Totes (accessories | [*] | $ | [*] | $ | [*] |
| Pick Carts | [*] | $ | [*] | $ | [*] |
| Flex conveyor – 23'2" Extended, 6'8" Retracted, 24" Skate Wheel Rollers on 5.25" Center | [*] | $ | [*] | $ | [*] |
| Pallet Jack | [*] | $ | [*] | $ | [*] |
| Gravity Conveyor (per foot) | [*] | $ | [*] | $ | [*] |
| Receiving / Shipping Station | [*] | $ | [*] | $ | [*] |
| Audit Station (Merch Shop) | [*] | $ | [*] | $ | [*] |
| Pack / Work Station | [*] | $ | [*] | $ | [*] |
| Totes | [*] | $ | [*] | $ | [*] |
| Tape, Labels, Etx. | [*] | $ | [*] | $ | [*] |
| Power Drops | [*] | $ | [*] | $ | [*] |
| Sub Pannel | [*] | $ | [*] | $ | [*] |
| Contingency | [*] | $ | [*] | $ | [*] |
| Freight | [*] | $ | [*] | $ | [*] |
| Tax | [*] | $ | [*] | $ | [*] |
| **Total Rack / Capital Expenditure** | | | | **$** | **[*]** |
| **Phone System** | | | | | |
| Router upgrade to support voice capabilities | [*] | $ | [*] | $ | [*] |
| Router no voice | [*] | $ | [*] | $ | [*] |
| IP Phone | [*] | $ | [*] | $ | [*] |
| Voice mail | [*] | $ | [*] | $ | [*] |
| **Total Phone System** | | | | **$** | **[*]** |
| **Office Equipment & Furniture** | | | | | |
| Office | [*] | $ | [*] | $ | [*] |
| Break room/Restroom Build out expansion | [*] | $ | [*] | $ | [*] |
| Break Room (per employee) | [*] | $ | [*] | $ | [*] |
| Contingency – Phone / Facility / Equipment | [*] | $ | [*] | $ | [*] |
| Freight | [*] | $ | [*] | $ | [*] |
| Tax | [*] | $ | [*] | $ | [*] |
| **Total Office Equipment & Furniture** | | | | **$** | **[*]** |

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

All equipment costs will be mutual reviewed prior to purchasing. Furthermore, parties agree to come back and amend this exhibit to represent actual costs and quantities at the end of implementation once all capital purchases have been made.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Exhibit E – Product Description and Specifications

Stitch Fix is a personalized e-commerce styling company that sells women’s apparel, jewelry and accessory items.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Exhibit F – SERVICE METRICS & KPI’S

Receiving

During each month, at least [*]% of CLIENT provided merchandise delivered at OHL’s designated fulfillment center which is delivered by 12:00 noon (Location Time) shall be inspected and placed into stock by the close of the Business Day two days following delivery at OHL’s designated fulfillment center. Product unable to be received, due to Merchandising Team awaiting sample would not pertain to this KPI.

For purposes of this receiving service level standard: (i) delivery will be deemed to have occurred and the delivery measurement period will begin when inbound carrier confirms delivery of scheduled shipment (i.e. when product is delivered to OHL), (ii) deliveries of merchandise which is not listed on the purchase order or ASN submitted to OHL for receiving purposes will not be included in this service level calculation. Furthermore, OHL will default to CLIENT’s direction on receipt processing order.

Outbound Orders

Standard Shipping Cycle Time. In stock order shipment of all Fulfillable Orders (as defined below) that are received by OHL by 12:00 noon (Location Time) will be shipped: [*]% on targeted ship date.

Returns (RMA) Processing Cycle Time

[*]% of returns will be put away into stock, from receipt to completion of all required inventory transactions, if received by noon (Location Time), by close of the Business Day following receipt.

Order Accuracy

During each month, [*]% of all outbound shipments will contain the correct SKU, the correct quantity of merchandise and the correct shipping label for that Order.

Inventory Accuracy

*GOAL METRIC (Under evaluation and to be reviewed at first Quarterly Business Review): [*]%—OHL will be responsible to keep inventory accuracy at [*]%. This is to include quantity and location accuracy.

**CURRENT EXPECTATION: Inventory will be monitored and reported to Client thru a documented perpetual cycle count program (count requirements to be defined by Client and OHL).

Service Level Reporting

OHL agrees to provide KPI reporting to CLIENT on a weekly basis in format agreed upon by both CLIENT and OHL. KPI results will be tracked in a weekly, monthly, quarterly and VTD format.

Variable Cost Per Unit – CPU

OHL will measure and track actual Cost Per Unit Shipped, which is to be defined as the sum of the variable component (i.e. labor, variable expenses) of OHL’s invoice to CLIENT divided by total units shipped during that same time period. OHL will report this metric to CLIENT on a monthly basis, and agrees to target a [*]% improvement (reduction) in the CPU each quarter.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED

Variable Cost Per Unit – Guardrails

OHL agrees to maintain Variable CPU performance metric between [*]% and [*]% of the below modeled targets. OHLS accountability to this Variable CPU performance metric is contingent upon CLIENT’s forecasting performance meeting the criteria set forth in the following “General Provisions” section.

	Y1 Annual			Y2 Annual			Y3 Annual
Outbound Units		[*]			[*]			[*]
Variable Expense	$	[	*]	$	[	*]	$	[	*]
Modeled Var. CPU	$	[	*]	$	[	*]	$	[	*]
90% of CPU	$	[	*]	$	[	*]	$	[	*]
110% of CPU	$	[	*]	$	[	*]	$	[	*]

The above table is subject to periodic updates during QBR’s and business reviews as actual volumes are realized. Furthermore, OHL and CLIENT agree to discuss this metric in-depth at the first QBR and evaluate the Institution of pain-share/gain-share practices, as well as evaluating actual realized volumes vs. modeled volumes and updating Variable CPU projections and targets accordingly.

Future KPIs to be Discussed Prior to First QBR:

•	Missing %
•	Damage %

General Provisions

The above service level standards will not apply during the first sixty (60) days after the Fulfillment Service Commencement Date, and thereafter will be measured on a retail calendar month basis during the remainder of the Fulfillment Attachment Term. The above service level standard shall not apply to any services other than the Fulfillment Services, and shall not apply to service performance issues (i) caused by factors outside of OHL’s reasonable control, including as a result of any actions or inactions of the CLIENT or any third party not within OHL’s control, and (ii) during any period that the CLIENT’s transaction volume forecasts are not between [*]% and [*]% of the actual transaction “locked” volumes during the applicable period.

CLIENT will provide a rolling 6 week forecast which includes a 2 week lock at the weekly level to allow for resource planning.

If OHL fails during any month to meet any service level standard as described in this Exhibit D at a level that for which an “*” is noted, such month shall be considered a “Fulfillment Service Level Standard Failed Month” with respect to that individual service level standard. OHL will reasonably determine with the CLIENT the root cause for the failure and identify action plan being taken designed to prevent the reoccurrence of such failure during the remainder of the Fulfillment Attachment Term.

CLIENT and OHL mutually agree that they will meet at Quarterly Business Reviews (QBR’s) to continually analyze the business and evaluate the application of these KPI’s.